UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 1, 2015 (April 30, 2015)

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including zip code)

voice: (713) 353-9400

fax: (713) 353-9421

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a)                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2015, Robert Solberg, the Chairman of the Board of Directors (the “Board”) of Hyperdynamics Corporation (the “Company”), retired from his positions as Chairman of the Board and as a member of the Board and its committees.  Mr. Solberg’s resignation is not due to any disagreement or other reasons requiring further disclosure under paragraph (a)(1) of Item 5.02 of Form 8-K.

Mr. Solberg has received a copy of this Report prior to filing of the Report with the SEC, and he has informed us that he agrees with the statements made in this Report.

At the time of his resignation, Mr. Solberg served as the chair of the Compensation Committee and the chair of the Nominating and Corporate Governance Committee, and a member of the Technical Committee and the Audit Committee.

Item 5.02(b)         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2015, the Board elected Ian Norbury to serve as Chairman of the Board as successor to Mr. Solberg.  Mr. Norbury will also serve as a member of the Company’s Audit Committee.  Mr. Norbury has served as a member of the Board since January 2013.

Mr. Norbury will receive an additional $5,000 per quarter as compensation for his service as Chairman of the Board and $2,500 per quarter as compensation for his service as a member of the Audit Committee.  There are no other arrangements or understandings between Mr. Norbury and any other person pursuant to which Mr. Norbury was appointed as a board member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	May 1, 2015	By:	/s/ Ray Leonard
		Name:	Ray Leonard
		Title:	President and Chief Executive Officer